UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

NEW CENTURY EQUITY HOLDINGS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Entry into Amendment to Acquisition Agreement

On February 13, 2009, the Registrant entered into a letter agreement (the “Amendment”) amending that certain agreement, dated as of August 25, 2008 (the “Acquisition Agreement”), by and among the Registrant, Wilhelmina Acquisition Corp., a New York corporation and wholly owned subsidiary of the Registrant (“Wilhelmina Acquisition”), Dieter Esch (“Esch”), Lorex Investments AG, a Swiss corporation, Brad Krassner, Krassner Family Investments Limited Partnership, a Nevada limited partnership (“Krassner L.P.”), Wilhelmina International Ltd., a New York corporation (“Wilhelmina International”), Wilhelmina – Miami, Inc., a Florida corporation (“Wilhelmina Miami”), Wilhelmina Artist Management LLC, a New York limited liability company (“WAM”), Wilhelmina Licensing LLC, a Delaware limited liability company (“Wilhelmina Licensing”), Wilhelmina Film & TV Productions LLC, a New York limited liability company (“Wilhelmina TV”, and together with Wilhelmina International, Wilhelmina Miami, WAM and Wilhelmina Licensing, the “Wilhelmina Companies”), Sean Patterson and the shareholders of Wilhelmina Miami.

The Acquisition Agreement, as amended by the Amendment, closed on February 13, 2009, as discussed in further detail in Item 2.01.  The Amendment, among other things, amended certain provisions governing how the earnout payments by the Registrant to acquire WAM and Wilhelmina Miami are calculated in order to include the performance of WAM and Wilhelmina Miami between January 1, 2009 and February 13, 2009.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto.  The terms of the Acquisition Agreement were previously reported in the Registrant’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 26, 2008.

Entry into Esch Letter Agreement

On February 13, 2009, in order to facilitate the closing of the Acquisition Agreement, the Registrant entered into that certain letter agreement with Esch (the “Letter Agreement”), pursuant to which Esch agreed that $1.75 million of the cash proceeds to be paid to him at the closing of the Acquisition Agreement would instead be held in escrow.  All or a portion of such amount held in escrow will be used to satisfy Wilhelmina International’s indebtedness to Signature Bank in connection with its credit facility with Signature Bank upon the occurrence of specified events including, but not limited to, written notification by Signature Bank to Wilhelmina International of the termination or acceleration of the credit facility.  Any amount remaining will be released to Esch upon the replacement or extension of Wilhelmina International’s credit facility with Signature Bank, subject to certain requirements set forth in the Letter Agreement.

In the event any portion of the proceeds is paid from escrow to Signature Bank, the Registrant will promptly issue to Esch, in replacement thereof, a promissory note in the principal amount of the amount paid to Signature Bank.

The Letter Agreement will terminate upon the release and payment to Esch and/or to Signature Bank of the full amount held in escrow pursuant to the Letter Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached as Exhibit 10.2 hereto.

Entry into Registration Rights Agreement

On February 13, 2009, concurrently with the closing of the Acquisition Agreement, the Registrant entered into a registration rights agreement (the “Registration Rights Agreement”) with Newcastle Partners, L.P., a Texas limited partnership (“Newcastle”), pursuant to which Newcastle was granted certain demand and piggyback registration rights with respect to the shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), it holds.  The Registration Rights Agreement contains certain indemnification provisions for the benefit of the Registrant and Newcastle, as well as certain other customary provisions.  The Registrant entered into the Registration Rights Agreement in satisfaction of a closing condition under the Equity Financing Agreement (defined below).  The information set forth in Item 2.01 with respect to the Equity Financing Agreement is incorporated by reference into this Item 1.01.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 hereto.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

Completion of Acquisition of Wilhelmina Companies

On February 13, 2009, the Registrant completed its acquisition of the Wilhelmina Companies pursuant to the Acquisition Agreement (the “Acquisition”).

Pursuant to the Acquisition Agreement, (i) Wilhelmina Acquisition merged with and into Wilhelmina International in a stock-for-stock transaction, resulting in Wilhelmina International becoming a wholly owned subsidiary of the Registrant (effective February 17, 2009) and (ii) the Registrant purchased the outstanding equity interests of the other Wilhelmina Companies for cash.

The aggregate purchase price paid was approximately $30,000,000 (the “Purchase Price”) in connection with the Acquisition, of which $24,000,000 was paid for the outstanding equity interests of the Wilhelmina Companies and $6,000,000 in cash was paid to repay the outstanding balance of a note held by Krassner L.P.  The Purchase Price includes $15,000,000 of Common Stock of the Registrant, valued at $0.239 per share of Common Stock (representing the book value of the Common Stock of $0.247 per share as of July 31, 2008 as agreed by the parties to the Acquisition Agreement, subject to adjustment to reflect certain transaction expenses incurred by the Registrant) that was issued in connection with the merger of Wilhelmina Acquisition with and into Wilhelmina International.  The remaining $9,000,000 of cash was paid to acquire the equity interests of the other Wilhelmina Companies.

The Purchase Price is subject to certain post-closing adjustments, which may be effected against a total of $4,600,000 of Common Stock that is held in escrow pursuant to the Acquisition Agreement.  The shares of Common Stock held in escrow may be repurchased by the Registrant for a nominal amount depending on the calculation of the final price, subject to certain adjustments and other offsets.

The terms of the Acquisition Agreement and the issuance of Common Stock pursuant to the Acquisition Agreement were previously reported in the Registrant’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 26, 2008.

As a result of the completion of the Acquisition, the Board of Directors of the Registrant is currently composed of Mark E. Schwarz, Jonathan Bren, James Risher, John Murray, Evan Stone, Dr. Hans-Joachim Bohlk and Derek Fromm, each of whom will serve until the 2010 annual meeting of stockholders and until his successor is duly elected and qualifies.

Completion of Financing

On February 13, 2009, concurrently with the closing of the Acquisition and for the purpose of obtaining financing to complete the Acquisition, the Registrant completed the sale of 12,145,749 shares of Common Stock to Newcastle (the “Financing”) pursuant to that certain purchase agreement (the “Equity Financing Agreement”), dated as of August 25, 2008, by and between the Registrant and Newcastle.  The aggregate purchase price paid was approximately $3,000,000, representing a per share price slightly higher than the per share price applicable to the Common Stock issued pursuant to the Acquisition Agreement.

Prior to the completion of the Acquisition and the Financing, Newcastle owned 19,380,768 shares of Common Stock, representing approximately 36% of the then outstanding Common Stock.  As a result of the completion of the Acquisition and the Financing, Newcastle now owns 31,526,517 shares of Common Stock, representing approximately 24% of the Common Stock outstanding (based on 129,440,752 shares of Common Stock outstanding as of the date hereof).  In addition, under the Equity Financing Agreement, Newcastle committed to purchase, at the Registrant’s election at any time or times prior to six months following the closing of the Acquisition, up to an additional $2,000,000 of Common Stock on the same terms.

On February 13, 2009, concurrently with the closing of the Acquisition, the Registrant entered into the Registration Rights Agreement.  The information set forth in Item 1.01 with respect to the Registration Rights Agreement is incorporated by reference into this Item 2.01.

The terms of the Equity Financing Agreement and the issuance of Common Stock pursuant to the Equity Financing Agreement were previously reported in the Registrant’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 26, 2008.

Item 8.01.    Other Events.

On February 13, 2009, the Registrant filed a press release announcing the completion of the Acquisition and the change of the Registrant’s name from “New Century Equity Holdings Corp.” to “Wilhelmina International, Inc.”  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On February 18, 2009, the Registrant filed a press release announcing that the ticker symbol for the Common Stock will change from “NCEH” to “WHLM” effective at the start of trading on February 19, 2009.  A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  To be filed by amendment.  Pursuant to Item 9.01 of Form 8-K, the Registrant hereby undertakes to file financial statements in response to this item in an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)           Pro Forma Financial Information.  To be filed by amendment.  Pursuant to Item 9.01 of Form 8-K, the Registrant hereby undertakes to file pro forma financial information in response to this item in an amendment to the Current Report on Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)           Exhibits.

Exhibit No.	Description

10.1
Letter Agreement, dated February 13, 2009, by and among New Century Equity Holdings Corp., Wilhelmina Acquisition Corp., Wilhelmina International Ltd., Wilhelmina – Miami, Inc., Wilhelmina Artist Management LLC, Wilhelmina Licensing LLC, Wilhelmina Film & TV Productions LLC, Dieter Esch, Lorex Investments AG, Brad Krassner, Krassner Family Investments Limited Partnership, Sean Patterson and the shareholders of Wilhelmina – Miami, Inc.

10.2	Letter Agreement, dated February 13, 2009, by and between New Century Equity Holdings Corp. and Dieter Esch.

10.3	Registration Rights Agreement, dated February 13, 2009, by and between New Century Equity Holdings Corp. and Newcastle Partners, L.P.

99.1	Press Release dated February 13, 2009.

99.2	Press Release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John Murray
		Name:	John Murray
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Letter Agreement, dated February 13, 2009, by and among New Century Equity Holdings Corp., Wilhelmina Acquisition Corp., Wilhelmina International Ltd., Wilhelmina – Miami, Inc., Wilhelmina Artist Management LLC, Wilhelmina Licensing LLC, Wilhelmina Film & TV Productions LLC, Dieter Esch, Lorex Investments AG, Brad Krassner, Krassner Family Investments Limited Partnership, Sean Patterson and the shareholders of Wilhelmina – Miami, Inc.

10.2	Letter Agreement, dated February 13, 2009, by and between New Century Equity Holdings Corp. and Dieter Esch.

10.3	Registration Rights Agreement, dated February 13, 2009, by and between New Century Equity Holdings Corp. and Newcastle Partners, L.P.

99.1	Press Release dated February 13, 2009.

99.2	Press Release dated February 18, 2009.